Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	June 26, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: July 9, 2008

•	Initial valuation date: July 3, 2008

•	Final valuation date: July 2, 2009

•	Maturity date: July 8, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Bristol-Myers Squibb Company	TBD	FWP-7	BMY	TBD	9.500%	80.0%	TBD	TBD	TBD	TBD	E-2292	06738R4V5 / US06738R4V52
Occidental Petroleum Corporation	TBD	FWP-9	OXY	TBD	10.150%	65.0%	TBD	TBD	TBD	TBD	E-2293	06738R4W3 / US06738R4W36
Target Corporation	TBD	FWP-12	TGT	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-2294	06738R4X1 / US06738R4X19
Apple Inc.	TBD	FWP-14	AAPL	TBD	11.000%	65.0%	TBD	TBD	TBD	TBD	E-2295	06738R4Y9 / US06738R4Y91
Corning Incorporated	TBD	FWP-16	GLW	TBD	10.000%	75.0%	TBD	TBD	TBD	TBD	E-2296	06738R4Z6 / US06738R4Z66
Deere & Company	TBD	FWP-18	DE	TBD	10.150%	75.0%	TBD	TBD	TBD	TBD	E-2297	06738R5A0 / US06738R5A07
Barrick Gold Corporation	TBD	FWP-20	ABX	TBD	9.550%	70.0%	TBD	TBD	TBD	TBD	E-2298	06738R5B8 / US06738R5B89
Terex Corporation	TBD	FWP-22	TEX	TBD	11.100%	65.0%	TBD	TBD	TBD	TBD	E-2299	06738R5C6 / US06738R5C62
Archer-Daniels-Midland Company	TBD	FWP-24	ADM	TBD	9.650%	75.0%	TBD	TBD	TBD	TBD	E-2300	06738R5D4 / US06738R5D46
The Mosaic Company	TBD	FWP-25	MOS	TBD	14.400%	60.0%	TBD	TBD	TBD	TBD	E-2301	06738R5E2 / US06738R5E29
First Solar, Inc.	TBD	FWP-28	FSLR	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2302	06738R5F9 / US06738R5F93
Evergreen Solar, Inc.	TBD	FWP-31	ESLR	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2303	06738R5G7 / US06738R5G76
Energy Conversion Devices, Inc.	TBD	FWP-33	ENER	TBD	16.750%	60.0%	TBD	TBD	TBD	TBD	E-2304	06738R5H5 / US06738R5H59

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of

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any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the fourth business day following the expected initial valuation date (this settlement cycle being referred to as “T+4”). See “Plan of Distribution” in the prospectus supplement.

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Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec (previously a component of the Other Health Care operating segment). The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments – Nutritionals and ConvaTec – comprise the Company’s Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
March 31, 2008	$27.36	$20.11	$21.30
June 24, 2008*	$23.49	$19.43	$20.23

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $20.23

Protection level: 80.00%

Protection price: $16.18

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.431537

Coupon: 9.50% per annum

Maturity: July 8, 2009

Dividend yield: 5.81% per annum

Coupon amount monthly: $7.92

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		105.81%
+ 90%	9.50%		95.81%
+ 80%	9.50%		85.81%
+ 70%	9.50%		75.81%
+ 60%	9.50%		65.81%
+ 50%	9.50%		55.81%
+ 40%	9.50%		45.81%
+ 30%	9.50%		35.81%
+ 20%	9.50%		25.81%
+ 10%	9.50%		15.81%
+ 5%	9.50%		10.81%

0%	9.50%		5.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	0.81%
- 10%	9.50%	-0.50%	-4.19%
- 20%	9.50%	-10.50%	-14.19%
- 30%	N/A	-20.50%	-24.19%
- 40%	N/A	-30.50%	-34.19%
- 50%	N/A	-40.50%	-44.19%
- 60%	N/A	-50.50%	-54.19%
- 70%	N/A	-60.50%	-64.19%
- 80%	N/A	-70.50%	-74.19%
- 90%	N/A	-80.50%	-84.19%
- 100%	N/A	-90.50%	-94.19%

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Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$15.38	$14.03	$15.00
September 30, 2002	$15.23	$11.49	$14.19
December 31, 2002	$15.37	$13.24	$14.23
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 30, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 24, 2008*	$100.03	$72.23	$86.06

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $86.06

Protection level: 65.00%

Protection price: $55.94

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.619800

Coupon: 10.15% per annum

Maturity: July 8, 2009

Dividend yield: 1.26% per annum

Coupon amount monthly: $8.46

FWP-8

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.15%		101.26%
+ 90%	10.15%		91.26%
+ 80%	10.15%		81.26%
+ 70%	10.15%		71.26%
+ 60%	10.15%		61.26%
+ 50%	10.15%		51.26%
+ 40%	10.15%		41.26%
+ 30%	10.15%		31.26%
+ 20%	10.15%		21.26%
+ 10%	10.15%		11.26%
+ 5%	10.15%		6.26%

0%	10.15%		1.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.15%	5.15%	-3.74%
- 10%	10.15%	0.15%	-8.74%
- 20%	10.15%	-9.85%	-18.74%
- 30%	10.15%	-19.85%	-28.74%
- 40%	N/A	-29.85%	-38.74%
- 50%	N/A	-39.85%	-48.74%
- 60%	N/A	-49.85%	-58.74%
- 70%	N/A	-59.85%	-68.74%
- 80%	N/A	-69.85%	-78.74%
- 90%	N/A	-79.85%	-88.74%
- 100%	N/A	-89.85%	-98.74%

FWP-9

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O'Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 24, 2008*	$55.71	$47.75	$49.17

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $49.17

Protection level: 70.00%

Protection price: $34.42

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.337604

Coupon: 11.00% per annum

Maturity: July 8, 2009

Dividend yield: 1.12% per annum

Coupon amount monthly: $9.17

FWP-10

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		101.12%
+ 90%	11.00%		91.12%
+ 80%	11.00%		81.12%
+ 70%	11.00%		71.12%
+ 60%	11.00%		61.12%
+ 50%	11.00%		51.12%
+ 40%	11.00%		41.12%
+ 30%	11.00%		31.12%
+ 20%	11.00%		21.12%
+ 10%	11.00%		11.12%
+ 5%	11.00%		6.12%

0%	11.00%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-3.88%
- 10%	11.00%	1.00%	-8.88%
- 20%	11.00%	-9.00%	-18.88%
- 30%	11.00%	-19.00%	-28.88%
- 40%	N/A	-29.00%	-38.88%
- 50%	N/A	-39.00%	-48.88%
- 60%	N/A	-49.00%	-58.88%
- 70%	N/A	-59.00%	-68.88%
- 80%	N/A	-69.00%	-78.88%
- 90%	N/A	-79.00%	-88.88%
- 100%	N/A	-89.00%	-98.88%

FWP-11

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 24, 2008*	$192.24	$144.54	$173.25

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $173.25

Protection level: 65.00%

Protection price: $112.61

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.772006

Coupon: 11.00% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

FWP-12

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%

0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	11.00%	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%

FWP-13

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 24, 2008*	$28.06	$24.33	$24.86

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $24.86

Protection level: 75.00%

Protection price: $18.65

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.225261

Coupon: 10.00% per annum

Maturity: July 8, 2009

Dividend yield: 0.79% per annum

Coupon amount monthly: $8.33

FWP-14

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.79%
+ 90%	10.00%		90.79%
+ 80%	10.00%		80.79%
+ 70%	10.00%		70.79%
+ 60%	10.00%		60.79%
+ 50%	10.00%		50.79%
+ 40%	10.00%		40.79%
+ 30%	10.00%		30.79%
+ 20%	10.00%		20.79%
+ 10%	10.00%		10.79%
+ 5%	10.00%		5.79%

0%	10.00%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.21%
- 10%	10.00%	0.00%	-9.21%
- 20%	10.00%	-10.00%	-19.21%
- 30%	N/A	-20.00%	-29.21%
- 40%	N/A	-30.00%	-39.21%
- 50%	N/A	-40.00%	-49.21%
- 60%	N/A	-50.00%	-59.21%
- 70%	N/A	-60.00%	-69.21%
- 80%	N/A	-70.00%	-79.21%
- 90%	N/A	-80.00%	-89.21%
- 100%	N/A	-90.00%	-99.21%

FWP-15

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 24, 2008*	$94.88	$74.93	$75.34

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $75.34

Protection level: 75.00%

Protection price: $56.51

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.273162

Coupon: 10.15% per annum

Maturity: July 8, 2009

Dividend yield: 1.32% per annum

Coupon amount monthly: $8.46

FWP-16

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.15%		101.32%
+ 90%	10.15%		91.32%
+ 80%	10.15%		81.32%
+ 70%	10.15%		71.32%
+ 60%	10.15%		61.32%
+ 50%	10.15%		51.32%
+ 40%	10.15%		41.32%
+ 30%	10.15%		31.32%
+ 20%	10.15%		21.32%
+ 10%	10.15%		11.32%
+ 5%	10.15%		6.32%

0%	10.15%		1.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.15%	5.15%	-3.68%
- 10%	10.15%	0.15%	-8.68%
- 20%	10.15%	-9.85%	-18.68%
- 30%	N/A	-19.85%	-28.68%
- 40%	N/A	-29.85%	-38.68%
- 50%	N/A	-39.85%	-48.68%
- 60%	N/A	-49.85%	-58.68%
- 70%	N/A	-59.85%	-68.68%
- 80%	N/A	-69.85%	-78.68%
- 90%	N/A	-79.85%	-88.68%
- 100%	N/A	-89.85%	-98.68%

FWP-17

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2008 project and development expenses to increase from 2007.

In 2006, with its acquisition of Placer Dome, the Company produced 8.64 million ounces of gold and 367 million pounds of copper. Prior to 2006, the Company did not produce a significant amount of copper. In 2007, the Company’s production was 8.06 million ounces of gold and 402 million pounds of copper, with total cash costs of $350 per ounce and $0.83 per pound, respectively. The processing of lower average ore grades and higher waste stripping contributed to the decrease in 2007 gold production from 2006.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$23.49	$17.18	$18.99
September 30, 2002	$19.61	$13.46	$15.55
December 31, 2002	$16.74	$13.82	$15.41
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 30, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 24, 2008*	$46.20	$37.00	$40.95

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $40.95

Protection level: 70.00%

Protection price: $28.67

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.420024

Coupon: 9.55% per annum

Maturity: July 8, 2009

Dividend yield: 0.87% per annum

Coupon amount monthly: $7.96

FWP-18

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.55%		100.87%
+ 90%	9.55%		90.87%
+ 80%	9.55%		80.87%
+ 70%	9.55%		70.87%
+ 60%	9.55%		60.87%
+ 50%	9.55%		50.87%
+ 40%	9.55%		40.87%
+ 30%	9.55%		30.87%
+ 20%	9.55%		20.87%
+ 10%	9.55%		10.87%
+ 5%	9.55%		5.87%

0%	9.55%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.55%	4.55%	-4.13%
- 10%	9.55%	-0.45%	-9.13%
- 20%	9.55%	-10.45%	-19.13%
- 30%	9.55%	-20.45%	-29.13%
- 40%	N/A	-30.45%	-39.13%
- 50%	N/A	-40.45%	-49.13%
- 60%	N/A	-50.45%	-59.13%
- 70%	N/A	-60.45%	-69.13%
- 80%	N/A	-70.45%	-79.13%
- 90%	N/A	-80.45%	-89.13%
- 100%	N/A	-90.45%	-99.13%

FWP-19

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, mining, shipping, transportation, refining and utility industries. The Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.70	$10.60	$11.25
September 30, 2002	$11.25	$8.17	$8.45
December 31, 2002	$8.91	$4.95	$5.57
March 31, 2003	$6.72	$4.75	$6.18
June 30, 2003	$10.63	$6.17	$9.76
September 30, 2003	$11.75	$8.27	$9.27
December 31, 2003	$14.82	$9.33	$14.24
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 30, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 24, 2008*	$76.21	$59.90	$60.21

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $60.21

Protection level: 65.00%

Protection price: $39.14

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.608537

Coupon: 11.10% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.25

FWP-20

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.10%		100.00%
+ 90%	11.10%		90.00%
+ 80%	11.10%		80.00%
+ 70%	11.10%		70.00%
+ 60%	11.10%		60.00%
+ 50%	11.10%		50.00%
+ 40%	11.10%		40.00%
+ 30%	11.10%		30.00%
+ 20%	11.10%		20.00%
+ 10%	11.10%		10.00%
+ 5%	11.10%		5.00%

0%	11.10%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.10%	6.10%	-5.00%
- 10%	11.10%	1.10%	-10.00%
- 20%	11.10%	-8.90%	-20.00%
- 30%	11.10%	-18.90%	-30.00%
- 40%	N/A	-28.90%	-40.00%
- 50%	N/A	-38.90%	-50.00%
- 60%	N/A	-48.90%	-60.00%
- 70%	N/A	-58.90%	-70.00%
- 80%	N/A	-68.90%	-80.00%
- 90%	N/A	-78.90%	-90.00%
- 100%	N/A	-88.90%	-100.00%

FWP-21

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.67	$12.48	$12.79
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 30, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 24, 2008*	$48.95	$31.65	$33.16

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $33.16

Protection level: 75.00%

Protection price: $24.87

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.156815

Coupon: 9.65% per annum

Maturity: July 8, 2009

Dividend yield: 1.47% per annum

Coupon amount monthly: $8.04

FWP-22

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.65%		101.47%
+ 90%	9.65%		91.47%
+ 80%	9.65%		81.47%
+ 70%	9.65%		71.47%
+ 60%	9.65%		61.47%
+ 50%	9.65%		51.47%
+ 40%	9.65%		41.47%
+ 30%	9.65%		31.47%
+ 20%	9.65%		21.47%
+ 10%	9.65%		11.47%
+ 5%	9.65%		6.47%

0%	9.65%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.65%	4.65%	-3.53%
- 10%	9.65%	-0.35%	-8.53%
- 20%	9.65%	-10.35%	-18.53%
- 30%	N/A	-20.35%	-28.53%
- 40%	N/A	-30.35%	-38.53%
- 50%	N/A	-40.35%	-48.53%
- 60%	N/A	-50.35%	-58.53%
- 70%	N/A	-60.35%	-68.53%
- 80%	N/A	-70.35%	-78.53%
- 90%	N/A	-80.35%	-88.53%
- 100%	N/A	-90.35%	-98.53%

FWP-23

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through its broad product offering, the Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 45 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil and Canada; and other production, blending or distribution operations or equity investments in nearly a dozen countries, including the top four nutrient consuming countries in the world.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 30, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 24, 2008*	$163.22	$95.00	$142.98

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $142.98

Protection level: 60.00%

Protection price: $85.79

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.993985

Coupon: 14.40% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.00

FWP-24

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.40%		100.00%
+ 90%	14.40%		90.00%
+ 80%	14.40%		80.00%
+ 70%	14.40%		70.00%
+ 60%	14.40%		60.00%
+ 50%	14.40%		50.00%
+ 40%	14.40%		40.00%
+ 30%	14.40%		30.00%
+ 20%	14.40%		20.00%
+ 10%	14.40%		10.00%
+ 5%	14.40%		5.00%

0%	14.40%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.40%	9.40%	-5.00%
- 10%	14.40%	4.40%	-10.00%
- 20%	14.40%	-5.60%	-20.00%
- 30%	14.40%	-15.60%	-30.00%
- 40%	14.40%	-25.60%	-40.00%
- 50%	N/A	-35.60%	-50.00%
- 60%	N/A	-45.60%	-60.00%
- 70%	N/A	-55.60%	-70.00%
- 80%	N/A	-65.60%	-80.00%
- 90%	N/A	-75.60%	-90.00%
- 100%	N/A	-85.60%	-100.00%

FWP-25

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 30, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 24, 2008*	$317.00	$232.20	$288.22

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $288.22

Protection level: 60.00%

Protection price: $172.93

Physical delivery amount: 3($1,000/Initial price)

Fractional shares: 0.469572

Coupon: 20.00% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-26

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	20.00%		100.00%
+ 90%	20.00%		90.00%
+ 80%	20.00%		80.00%
+ 70%	20.00%		70.00%
+ 60%	20.00%		60.00%
+ 50%	20.00%		50.00%
+ 40%	20.00%		40.00%
+ 30%	20.00%		30.00%
+ 20%	20.00%		20.00%
+ 10%	20.00%		10.00%
+ 5%	20.00%		5.00%

0%	20.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-5.00%
- 10%	20.00%	10.00%	-10.00%
- 20%	20.00%	0.00%	-20.00%
- 30%	20.00%	-10.00%	-30.00%
- 40%	20.00%	-20.00%	-40.00%
- 50%	N/A	-30.00%	-50.00%
- 60%	N/A	-40.00%	-60.00%
- 70%	N/A	-50.00%	-70.00%
- 80%	N/A	-60.00%	-80.00%
- 90%	N/A	-70.00%	-90.00%
- 100%	N/A	-80.00%	-100.00%

FWP-27

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbontm technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 0-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.00	$1.61
June 30, 2003	$1.98	$1.26	$1.34
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.68
March 31, 2004	$2.80	$1.65	$2.43
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 29, 2007	$13.21	$8.11	$9.30
September 30, 2007	$10.49	$7.95	$8.93
December 31, 2007	$18.85	$8.95	$17.27
March 31, 2008	$18.62	$7.52	$9.27
June 24, 2008*	$12.64	$8.08	$11.57

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESLR

Initial price: $11.57

Protection level: 60.00%

Protection price: $6.94

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.430424

Coupon: 20.00% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-28

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	20.00%		100.00%
+ 90%	20.00%		90.00%
+ 80%	20.00%		80.00%
+ 70%	20.00%		70.00%
+ 60%	20.00%		60.00%
+ 50%	20.00%		50.00%
+ 40%	20.00%		40.00%
+ 30%	20.00%		30.00%
+ 20%	20.00%		20.00%
+ 10%	20.00%		10.00%
+ 5%	20.00%		5.00%

0%	20.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-5.00%
- 10%	20.00%	10.00%	-10.00%
- 20%	20.00%	0.00%	-20.00%
- 30%	20.00%	-10.00%	-30.00%
- 40%	20.00%	-20.00%	-40.00%
- 50%	N/A	-30.00%	-50.00%
- 60%	N/A	-40.00%	-60.00%
- 70%	N/A	-50.00%	-70.00%
- 80%	N/A	-60.00%	-80.00%
- 90%	N/A	-70.00%	-90.00%
- 100%	N/A	-80.00%	-100.00%

FWP-29

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets.

The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
December 31, 2007	$36.45	$22.91	$33.65
March 31, 2008	$34.27	$20.48	$29.90
June 24, 2008*	$83.33	$29.55	$79.19

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 24, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $79.19

Protection level: 60.00%

Protection price: $47.51

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.627857

Coupon: 16.75% per annum

Maturity: July 8, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.96

FWP-30

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.75%		100.00%
+ 90%	16.75%		90.00%
+ 80%	16.75%		80.00%
+ 70%	16.75%		70.00%
+ 60%	16.75%		60.00%
+ 50%	16.75%		50.00%
+ 40%	16.75%		40.00%
+ 30%	16.75%		30.00%
+ 20%	16.75%		20.00%
+ 10%	16.75%		10.00%
+ 5%	16.75%		5.00%

0%	16.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.75%	11.75%	-5.00%
- 10%	16.75%	6.75%	-10.00%
- 20%	16.75%	-3.25%	-20.00%
- 30%	16.75%	-13.25%	-30.00%
- 40%	16.75%	-23.25%	-40.00%
- 50%	N/A	-33.25%	-50.00%
- 60%	N/A	-43.25%	-60.00%
- 70%	N/A	-53.25%	-70.00%
- 80%	N/A	-63.25%	-80.00%
- 90%	N/A	-73.25%	-90.00%
- 100%	N/A	-83.25%	-100.00%

FWP-31